Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Establishment Labs Holdings Inc. on Form S-8 of our report dated March 16, 2020, with respect to our audits of the consolidated financial statements of Establishment Labs Holdings Inc. as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 appearing in the Annual Report on Form 10-K of Establishment Labs Holdings Inc. for the year ended December 31, 2019.

/s/ Marcum LLP

Marcum LLP Costa Mesa, CA March 16, 2020